EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Treasurer and Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR
THIRD QUARTER FISCAL 2011

MUSCATINE, Iowa (October 19, 2011) – HNI Corporation (NYSE: HNI) today announced sales of $504.2 million, an increase of 10 percent, and income from continuing operations of $24.9 million, an increase of 59 percent, for the third quarter ending October 1, 2011 compared to the same period in 2010.  Net income per diluted share for the quarter was $0.55.

Third Quarter Summary Comments
"We delivered strong results that exceeded our sales and profit expectations for the third quarter.  All businesses increased sales and expanded operating margins.  Top line growth in our office furniture segment was driven by a double-digit increase in our contract and international businesses.  Despite low levels of small business confidence, we increased sales in our supplies-driven business.  Performance in our hearth segment was outstanding, led by continued double-digit growth in alternative energy products," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Third Quarter
	Three Months Ended		Percent
Dollars in millions except per share data	10/01/2011	10/02/2010	Change

Net sales	$504.2	$458.9	9.9%
Gross margin	$179.4	$161.2	11.3%
Gross margin %	35.6%	35.1%
SG&A	$138.9	$130.3	6.7%
SG&A %	27.6%	28.4%
Operating income	$40.4	$31.0	30.7%
Operating income %	8.0%	6.7%
Income from continuing operations	$24.9	$15.6	59.2%

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$0.55	$0.34	58.8%

Third Quarter Results – Continuing Operations

•	Consolidated net sales increased $45.4 million or 9.9 percent to $504.2 million.
•
Gross margins were 0.5 percentage points higher than prior year primarily due to higher volume, better price realization and lower restructuring and transition costs offset partially by increased material costs.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 0.8 percentage points due to higher volume partially offset by increased fuel costs and higher incentive-based compensation.

•
The Corporation's third quarter results included $0.5 million of restructuring and transition charges associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  These included accelerated depreciation and transition costs of $0.2 million in cost of sales.  Included in the third quarter of 2010 were $0.7 million of restructuring and transition costs.

Third Quarter – Non-GAAP Financial Measures – Continuing Operations
(Reconciled with most comparable GAAP financial measures)

Dollars in millions except per share data	Three Months Ended 10/01/2011			Three Months Ended 10/02/2010
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$179.4	$40.4	$0.55	$161.2	$31.0	$0.34
% of net sales	35.6%	8.0%		35.1%	6.7%

Restructuring and impairment	$0.2	$0.4	$0.00	$0.9	$0.6	$0.01
Transition costs	$0.1	$0.1	$0.00	$0.1	$0.1	$0.00

Results (non-GAAP)	$179.7	$41.0	$0.55	$162.2	$31.7	$0.35
% of net sales	35.6%	8.1%		35.3%	6.9%

Year-to-Date Results
Consolidated net sales for the first nine months of 2011 increased $112.6 million, or 9.2 percent, to $1.3 billion compared to $1.2 billion in 2010.  Gross margins remained flat at 34.6 compared to the same period last year.  Income from continuing operations was $27.7 million compared to $17.1 million in 2010.  Earnings per share from continuing operations increased to $0.61 per diluted share compared to $0.37 per diluted share last year.

Cash flow from operations for the first nine months of 2011 was $67.0 million compared to $49.1 million last year.  Capital expenditures were $20.2 million in 2011 compared to $18.7 million in 2010.

Discontinued Operations
The Corporation completed the sale of a small, non-core business in the office furniture segment and a small, non-core component of its hearth products segment during 2010.  Revenues and expenses associated with these business operations are presented as discontinued operations for all periods presented in the financial statements.

Office Furniture
	Three Months Ended		Percent
Dollars in millions	10/01/2011	10/02/2010	Change
Sales	$421.9	$387.4	8.9%
Operating profit	$41.5	$34.0	22.0%
Operating profit %	9.8%	8.8%

Third Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	10/01/2011	10/02/2010	Change

Operating profit as reported (GAAP)	$41.5	$34.0	22.0%
% of Net Sales	9.8%	8.8%

Restructuring and impairment	$0.4	$0.6
Transition costs	$0.1	$0.1

Operating profit (non-GAAP)	$42.0	$34.7	21.0%
% of Net Sales	10.0%	9.0%

•
Third quarter sales for the office furniture segment increased $34.5 million or 8.9 percent to $421.9 million.  The increase was across all channels of the office furniture segment with a more substantial increase in the contract and international channels.

•
Third quarter operating profit increased $7.5 million.  Operating profit was positively impacted by higher volume, better price realization and lower restructuring costs.  These were partially offset by higher input costs.

Hearth Products
	Three Months Ended		Percent
Dollars in millions	10/01/2011	10/02/2010	Change
Sales	$82.3	$71.5	15.2%
Operating profit	$6.9	$3.0	126.1%
Operating profit %	8.3%	4.3%

•
Third quarter sales for the hearth products segment increased $10.9 million or 15.2 percent to $82.3 million.  The increase was across all channels of the hearth products segment with a more substantial increase in the remodel-retrofit channel.

•
Third quarter operating profit increased $3.8 million.  Operating profit was positively impacted by increased volume and higher price realization offset partially by higher material costs and incentive-based compensation.

Outlook

"I remain positive about our markets and prospects to drive profitable growth. We continue to invest for long term growth while maintaining our focus on lean practices and operational improvement. Our businesses are agile and well positioned for the future. I am confident we have the organizational capability, management processes, and market leadership to deliver increased profits in 2011 and 2012," said Mr. Askren.

The Corporation estimates sales growth between 2 to 5 percent in the fourth quarter over the same period in the prior year. For the full year, the Company is raising its estimate of non-GAAP earnings per diluted share to the range of $1.00 to $1.05 excluding restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call and Presentation
HNI Corporation will host a conference call on Thursday, October 20, 2011 at 10:00 a.m. (Central) to discuss third quarter results.  A presentation intended to accompany the call will be posted to the Corporation's website.  To participate, call the conference call line at 1-877-512-9166, Conference ID:  14313640.  A replay of the conference call will be available until Thursday, October 27, 10:59 p.m. (Central).  To access this replay, dial 1-855-859-2056 or 1-404-537-3406 – Conference ID:  14313640.   A link to the presentation and simultaneous web cast can be found under the Investor Information section of the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, we have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share from continuing operations (i.e., EPS), excluding restructuring and impairment charges and transition costs.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors. This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the full fiscal year.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  Such events may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, expectations for (i) sales growth to be between 2 and 5 percent for the fourth quarter of fiscal 2011 and (ii) non-GAAP earnings per diluted share (excluding restructuring charges and transition costs) to be in the range of $1.00 to $1.05 for fiscal 2011.  In addition, words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.

Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

HNI CORPORATION
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010
Net Sales	$504,220	$458,853	$1,333,181	$1,220,581
Cost of products sold	324,825	297,635	872,132	798,866
Gross profit	179,395	161,218	461,049	421,715
Selling and administrative expenses	138,671	130,514	407,281	381,346
Restructuring and impairment charges	277	(251)	2,130	2,821
Operating income	40,447	30,955	51,638	37,548
Interest income	222	166	465	346
Interest expense	2,567	2,843	9,189	8,620
Income from continuing operations before income taxes	38,102	28,278	42,914	29,274
Income taxes	13,186	12,630	15,192	12,176
Income from continuing operations, less applicable income taxes	24,916	15,648	27,722	17,098
Discontinued operations, less applicable income taxes	-	(13)	-	(2,551)
Net income	24,916	15,635	27,722	14,547
Less: Net income attributable to the non-controlling interest	(31)	(46)	(127)	149
Net income attributable to HNI Corporation	$24,947	$15,681	$27,849	$14,398
Income from continuing operations attributable to HNI Corporation per common share – basic	$0.56	$0.35	$0.62	$0.38
Discontinued operations attributable to HNI Corporation per common share –basic	-	$(0.00)	-	$(0.06)
Net income attributable to HNI Corporation common shareholders – basic	$0.56	$0.35	$0.62	$0.32
Average number of common shares outstanding – basic	44,787,437	44,800,821	44,795,155	45,053,536
Income from continuing operations attributable to HNI Corporation per common share – diluted	$0.55	$0.34	$0.61	$0.37
Discontinued operations attributable to HNI Corporation per common share – diluted	-	$(0.00)	-	$(0.06)
Net income attributable to HNI Corporation common shareholders – diluted	$0.55	$0.34	$0.61	$0.31
Average number of common shares outstanding – diluted	45,637,042	45,601,327	45,683,520	45,831,091

Unaudited Condensed Consolidated Balance Sheet

Assets	As of		Liabilities and Shareholders' Equity	As of
(Dollars in thousands)	Oct. 1, 2011	Jan. 1, 2011		Oct. 1, 2011	Jan. 1, 2011
Cash and cash equivalents	$101,534	$99,096	Accounts payable and
Short-term investments	19,504	10,567	accrued expenses	$352,222	$311,066
Receivables	220,484	190,118	Note payable and current
Inventories	95,725	68,956	maturities of long-term debt	50,378	50,029
Deferred income taxes	21,336	18,467	Current maturities of other
Prepaid expenses and			long-term obligations	261	256
other current assets	20,564	20,957
Current assets	479,147	408,161	Current liabilities	402,861	361,351

			Long-term debt	150,182	150,000
			Capital lease obligations	370	111
			Other long-term liabilities	51,064	47,437
Property and equipment – net	219,711	231,781	Deferred income taxes	41,022	30,525
Goodwill	260,634	260,634
Other assets	95,692	97,304	Parent Company shareholders'
			equity	409,328	407,985
			Noncontrolling interest	357	471
			Shareholders' equity	409,685	408,456
			Total liabilities and
Total assets	$1,055,184	$997,880	shareholders' equity	$1,055,184	$997,880

Unaudited Condensed Consolidated Statement of Cash Flows
	Nine Months Ended
(Dollars in thousands)	Oct. 1, 2011	Oct. 2, 2010
Net cash flows from (to) operating activities	$66,972	$49,119
Net cash flows from (to) investing activities:
Capital expenditures	(20,194)	(18,676)
Other	(5,588)	2,773
Net cash flows from (to) financing activities	(38,753)	(48,351)
Net increase (decrease) in cash and cash equivalents	2,437	(15,135)
Cash and cash equivalents at beginning of period	99,096	87,374
Cash and cash equivalents at end of period	$101,533	$72,239

Business Segment Data
	Three Months Ended		Nine Months Ended
(Dollars in thousands)	Oct. 1, 2011	Oct. 2, 2010	Oct. 1, 2011	Oct. 2, 2010
Net sales:
Office furniture	$421,873	$387,382	$1,125,643	$1,030,112
Hearth products	82,347	71,471	207,538	190,469
	$504,220	$458,853	$1,333,181	$1,220,581

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$41,776	$33,776	$69,161	$65,701
Restructuring and impairment charges	(277)	251	(1,711)	(2,720)
Office furniture – net	41,499	34,027	67,450	62,981
Hearth products
Operations before restructuring and impairment charges	6,875	3,041	5,749	(2,397)
Restructuring and impairment charges	-	-	(419)	(101)
Hearth products – net	6,875	3,041	5,330	(2,498)
Total operating profit	48,374	37,068	72,780	60,483
Unallocated corporate expense	(10,272)	(8,790)	(29,866)	(31,209)
Income before income taxes	$38,102	$28,278	$42,914	$29,274

Depreciation and amortization expense:
Office furniture	$8,855	$11,096	$27,308	$34,468
Hearth products	1,818	2,559	5,925	9,052
General corporate	700	602	1,902	1,841
	$11,373	$14,257	$35,135	$45,361

Capital expenditures – net:
Office furniture	$4,578	$4,018	$15,812	$14,625
Hearth products	975	614	1,980	1,443
General corporate	69	1,616	2,402	2,608
	$5,622	$6,248	$20,194	$18,676

			As of Oct. 1, 2011	As of Oct. 2, 2010
Identifiable assets:
Office furniture			$618,588	$601,661
Hearth products			282,168	291,213
General corporate			154,428	109,892
			$1,055,184	$1,002,766